COMMAND TAX-FREE FUND
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                                   August 22, 2003



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Command Tax-Free Fund
                  File No. 811-3252


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the twelve-month period ended June
30, 2003. The enclosed is being filed electronically via the EDGAR System.



                                                       Yours truly,


                                    	     /s/ Jonathan D. Shain
                                                 Jonathan D. Shain
                                                         Secretary

Enclosure





         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 22nd day of August 2003.



	Command Tax-Free Fund


Witness: /s /Floyd L. Hoelscher		By: /s/ Jonathan D. Shain
Floyd L. Hoelscher				Jonathan D. Shain
         						Secretary




T:\CLUSTER 2\N-SARS\CTF\2002\6-03 annual letter-sig.doc